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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20579


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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) - July 7, 2003


                                Littelfuse, Inc.
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             (Exact name of registrant as specified in its charter)



   Delaware                        0-20388                      36-3795742
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(State of other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



800 E. Northwest Hwy., Des Plaines, IL                                  60016
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: (847) 824-1188



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ITEM 2.               ACQUISITION OR DISPOSITION OF ASSETS

           On July 7, 2003, the Registrant acquired all the issued and outstanding shares of the capital stock of Teccor Electronics, Inc., a Texas corporation ("Teccor"), from Ranco Incorporated of Delaware, a Delaware corporation ("Ranco") and a subsidiary of Invensys plc, a UK corporation. At closing, Littelfuse paid Ranco $44 million, which amount is subject to a post-closing adjustment based on a determination of the amount of certain assets and liabilities of Teccor on June 28, 2003. Additionally, if the net sales of certain products (primarily those currently manufactured by Teccor) during calendar year 2005 equal or exceed $107 million, then the Registrant shall pay to Ranco on January 31, 2006, $5 million as additional purchase price. The purchase price was arrived at pursuant to negotiations between the Registrant and Ranco and reflects the Registrant's estimate of the fair market value of the Teccor shares. The Registrant borrowed the cash portion of the purchase price under its Second Amended and Restated Credit Agreement with Banc One, Bank of America National Trust and Savings Association, National City and The Northern Trust Company. The press release, dated July 8, 2003, announcing the Teccor acquisition is included as an exhibit to this Form 8-K and is incorporated herein by reference.


ITEM 7.               FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                      INFORMATION AND EXHIBITS

                      Financial statements and pro forma financial information, to the extent required, will be filed by amendment within the time allowed by this Form.

                      99.1     Press Release, dated July 8, 2003


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     Littelfuse, Inc.

Date:    July 8, 2003                           By:  /s/ Philip G. Franklin
                                                     ---------------------------
                                                     Philip G. Franklin
                                                     Vice President, Treasurer
                                                     and Chief Financial Officer



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                                  Exhibit Index



99.1     Press Release, dated July 8, 2003



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